EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independant public accountants, we hereby consent to the incorporation of our report dated February 26, 1999 included in this Form 10-K into the Company's previously filed Registration Statements on Form S-1 filed on April 1, 1998 and Form S-8 filed on March 22, 1999.


ARTHUR ANDERSEN LLP

Houston, Texas
March 18, 1999